Certain confidential information contained in this document, marked by “[***]”, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.
EXECUTION

AMENDMENT NO. 6 TO
SECOND AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT
THIS AMENDMENT NO. 6 TO SECOND AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT (this “Amendment”) is made and entered into as of June 30, 2023, by and between Bank of America, N.A. (“Buyer”) and loanDepot BA Warehouse, LLC (“Seller”), and acknowledged and agreed to by loanDepot.com, LLC, as guarantor and pledgor (“loanDepot” and together with the Seller, each a “loanDepot Party” and collectively, the “loanDepot Parties”). This Amendment amends that certain Second Amended and Restated Master Repurchase Agreement by and between Buyer and Seller, and acknowledged and agreed to by loanDepot, dated as of August 20, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”).
R E C I T A L S
Buyer and loanDepot Parties have previously entered into the Agreement pursuant to which Buyer may, from time to time, purchase certain Eligible Participation Interests from Seller and Seller agrees to sell certain Eligible Participation Interests to Buyer under a master repurchase facility. Buyer and loanDepot Parties hereby agree that the Agreement shall be amended as more fully provided herein.
In consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and loanDepot Parties hereby agree as follows:
1.Amendments. Effective as of the date hereof, Exhibit A to the Agreement is hereby amended by deleting the definitions of “Tangible Net Worth” and “Total Liabilities” in their respective entireties and replacing them with the following:
Tangible Net Worth: As of any date of determination, ***.
Total Liabilities: As of any date of determination, ***.
2.Fees and Expenses. The Seller agrees to pay to Buyer all fees and out of pocket expenses incurred by Buyer in connection with this Amendment, including all reasonable fees and out of pocket costs and expenses of the legal counsel to Buyer incurred in connection with this Amendment, in accordance with Section 11.7 of the Agreement.
3.No Other Amendments; Conflicts with Previous Amendments. Other than as expressly modified and amended herein, the Agreement shall remain in full force and effect and nothing herein shall affect the rights and remedies of Buyer as provided under the Agreement. To the extent any amendments to the Agreement contained herein conflict with any previous amendments to the Agreement, the amendments contained herein shall control.
4.Capitalized Terms. Any capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to such term in the Agreement.
5.Representations. In order to induce Buyer to execute and deliver this Amendment, loanDepot Parties hereby represent to Buyer that as of the date hereof, after giving effect to this Amendment, (i) loanDepot Parties are in full compliance with all of the terms and conditions of the Principal Agreements and remain bound by the terms thereof, and (ii) no Potential Default or Event of Default has occurred and is continuing under the Principal Agreements.
6.Governing Law. This Amendment shall be construed in accordance with the laws of the State of New York without regard to any conflicts of law provisions (except for Sections 5-1401 and
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5-1402 of the New York General Obligations Law which shall govern). All legal actions between or among the parties regarding the Agreement, including, without limitation, legal actions to enforce the Agreement or because of a dispute, breach or default of the Agreement, shall be brought in the federal or state courts located in New York County, New York, which courts shall have sole and exclusive in personam, subject matter and other jurisdiction in connection with such legal actions and the parties acknowledge and agree that venue in such courts shall be convenient and appropriate for all purposes.
7.Severability. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.
8.Counterparts. This Amendment and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to this Amendment (each a “Communication”) may be in the form of an Electronic Record and may be executed using Electronic Signatures (including, without limitation, facsimile and .pdf) and shall be considered an original, and shall have the same legal effect, validity and enforceability as a paper record. This Amendment may be executed simultaneously in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but each counterpart shall be deemed to be an original and all such counterparts shall constitute one and the same agreement. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by Buyer of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. Electronic Signatures and facsimile signatures shall be deemed valid and binding to the same extent as the original. For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.
[signature page follows]

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IN WITNESS WHEREOF, Buyer and loanDepot Parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first written above. Buyer shall have no obligation to honor the terms and conditions of this Amendment if loanDepot Parties fail to fully execute and return this document to Buyer within three (3) days after the date hereof.

BANK OF AMERICA, N.A., as Buyer By: /s/ Adam Robitshek Name: Adam Robitshek Title: Director	LOANDEPOT BA WAREHOUSE, LLC, as Seller By: /s/ Sheila Mayes Name: Sheila Mayes Title: Vice President
Acknowledged and Agreed to by: LOANDEPOT.COM, LLC, as guarantor By: /s/ Jeffrey DerGurahian Name: Jeffrey DerGurahian Title: EVP
LOANDEPOT.COM, LLC, as pledgor By: /s/ Jeffrey DerGurahian Name: Jeffrey DerGurahian Title: EVP :

Signature Page to Amendment No. 6 to Second A&R MRA (BANA/loanDepot)